Exhibit 10.1
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”), is entered into as of March 10, 2011, by and between Opnext, Inc., a Delaware corporation (the “Company”) and Robert J. Nobile (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).
WHEREAS, the Company and Executive have entered into that certain Amended and Restated Employment Agreement, dated as of December 31, 2008, as amended by the First Amendment thereto, dated as of May 15, 2009 (the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment by the Company; and
WHEREAS, the Company and Executive mutually desire to amend the Employment Agreement as set forth in this Second Amendment.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as of March 10, 2011:
1. The first sentence of Section 7 of the Employment Agreement is hereby amended and restated in its entirety as follows:
“The initial term (the “Initial Term”) of Executive’s employment under this Agreement with Opnext shall be for a period of four (4) years, commencing on the date hereof and ending on December 31, 2012.”
2. This Second Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.
3. Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, this Second Amendment has been executed and delivered by the parties hereto.

OPNEXT, INC.		EXECUTIVE

By:	/s/ Harry L. Bosco	/s/ Robert J. Nobile

	Name: Harry L. Bosco	(Signature)
Its: Chairman and Chief Executive Officer
Robert J. Nobile

(Print Name)

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